Exhibit F.3

[Letterhead of Estudio Rubio, Leguía, Normand y Asociados]

Lima, November 15, 2004

The Republic of Peru

Ministry of Economy and Finance

Jr. Junín, 319 - Lima 1

Peru

Ladies and Gentlemen:

We have acted as legal counsel to the Ministry of Economy and Finance of the Republic of Peru (the “Republic”) in connection with the Republic’s offering pursuant to a registration statement (No. 333-110394), as amended (the “Registration Statement”), filed with the United States Securities and Exchange Commission (the “Commission”) under Schedule B of the United States Securities Act of 1933, as amended (the “Securities Act”) of €650,000,000 aggregate principal amount of the Republic’s 7.50% Euro-denominated Global Bonds due 2014 (the “Bonds”).

In arriving at the opinion expressed below, we have reviewed the following:

i)	the Registration Statement, including the information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, and the related prospectus included in the Registration Statement, as supplemented by the prospectus supplement, dated October 6, 2004, as first filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act;

ii)	the Fiscal Agency Agreement, dated as of February 6, 2003, as amended by Amendment No. 1 thereto, dated as of November 21, 2003 and Amendment No. 2 thereto, dated as of October 14, 2004 (as amended, the “Fiscal Agency Agreement”) between the Republic and JPMorgan Chase Bank, as Fiscal Agent;

iii)	a copy of the Bonds in global form, as executed by the Republic;

iv)	all relevant provisions of the Political Constitution of the Republic of Peru of 1993, in particular Article 75, and all relevant laws, decrees and acts of the Republic, under which the issuance of the Bonds has been authorized, including but not limited to the following (translations of which have been filed as part of Exhibit F and Exhibit F.2 to the Registration Statement):

1.	Annual Indebtedness Law of the Public Sector for the Fiscal Year 2004, Law No. 28,130; and

2.	Supreme Decree No. 055-2004-EF of the President of the Republic, dated April 21, 2004;

v)	the following additional decrees and acts of the Republic under which the issuance of the Bonds has been authorized (translations of which are attached as exhibits hereto):

1.	Supreme Decree No. 135-2004-EF of the President of the Republic, dated October 5, 2004;

2.	Ministerial Resolution No. 491-2004-EF/75 of the Ministry of Economy and Finance of the Republic, dated October 6, 2004;

3.	Ministerial Resolution No. 492-2004-EF/75 of the Ministry of Economy and Finance of the Republic, dated October 6, 2004;

4.	Ministerial Resolution No. 493-2004-EF/75 of the Ministry of Economy and Finance of the Republic, dated October 6, 2004; and

5.	Ministerial Resolution No. 495-2004-EF/75 of the Ministry of Economy and Finance of the Republic, dated October 7, 2004; and

vi)	all such other documents, instruments and rules as we have deemed to be necessary as a basis for the opinion hereinafter expressed.

In this opinion letter we refer to the documents referred to in paragraphs (i), (ii) and (iii) above as the “Agreements.”

In considering the documents listed above, we have assumed (1) the genuineness of all signatures thereto, and the authenticity of all documents sent to us as originals and the conformity with authentic original documents of all documents submitted to us as copies; (2) the power and authority of all parties other than the Republic to enter into, execute and deliver the Agreements; and (3) that all of the parties to the Agreements other than the Republic are duly organized and validly existing.

It is our opinion that under and with respect to the present laws of the Republic, the Bonds have been duly authorized, executed and delivered by the Republic and, assuming due authentication thereof pursuant to the Fiscal Agency Agreement, constitute valid and legally binding obligations of the Republic in accordance with their terms.

We hereby consent to the filing of this opinion as an exhibit to the Republic’s Post-Effective Amendment No. 3 to the Registration Statement and to the use of the name of Estudio Rubio, Leguía, Normand y Asociados, under the caption “Validity of the Bonds” in the

Prospectus. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Commission issued thereunder.

We are Attorneys-at-Law in the Republic and we do not express or imply any opinion with respect to laws of any country or jurisdiction other than the Republic.

Very truly yours,

ESTUDIO RUBIO, LEGUÍA, NORMAND Y ASOCIADOS

/s/ Juan García Montúfar	/s/ Rafael Puiggros
Juan García Montúfar	Rafael Puiggros

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